Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General Cable Corporation:
We consent to the incorporation by reference in Registration Statement Nos. 333-28965, 333-31865, 333-31867, 333-31869, 333-51812, 333-51818, 333-51822, 333-58792 and 333-125190 on Form S-8; Post-effective Amendment No. 1 to Registration Statement Nos. 333-31871, 333-59125, 333-89629 on Form S-8; and Registration Statement No. 333-138511 on Form S-3 of our reports dated March 2, 2009 (which reports express an unqualified opinion and include an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of Financial Accounting Standards Board Statement No. 109, on January 1, 2007 and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Benefit Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R), on December 31, 2006), relating to the consolidated financial statements and financial statement schedule of General Cable Corporation and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of General Cable Corporation and subsidiaries for the year ended December 31, 2008.
Cincinnati, Ohio
March 2, 2009